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                                IMAX CORPORATION

                                  Exhibit 99.1

(IMAX LOGO)

IMAX CORPORATION

2525 Speakman Drive
Mississauga, Ontario, Canada L5K 1B1
Tel: (905) 403-6500 Fax: (905) 403-6450
www.imax.com

             IMAX EXPECTS TO MEET OR EXCEED FULL YEAR 2005 GUIDANCE

             Company Completes Record Number of Installations in 4Q

                    2006 Film Slate Strongest in IMAX History

Toronto - February 17, 2006. IMAX Corp. announced today that, reflecting the strong tone and momentum of its business, it expects to meet or exceed the full year 2005 guidance it provided investors of $0.35 to $0.38 in net earnings per share on a fully diluted basis.

During the fourth quarter the Company completed 14 theatre installations, which is a record for a single quarter, and consistent with the guidance the Company provided. As a result, the Company installed a total of 34 theatre systems for the full year versus 21 for 2004. The Company also expects to report revenues approximately in the guided range of $145 to $150 million for all of 2005.

These results are based on preliminary financial data and subject to the final closing of the Company's books and records.

"IMAX's momentum and growth potential is building," said IMAX Co-Chairmen and Co-CEOs Richard L. Gelfond and Bradley J. Wechsler. "IMAX set aggressive goals for theatre signings, film performance, installations and financial results for 2005, and we are extremely pleased to report that we believe we have delivered on all fronts. Successfully completing 14 theatre system installations in the most recent quarter underscores the rapidly expanding nature of the IMAX network, an expansion that should continue to grow our recurring revenues."

IMAX also announced that in addition to completing 14 theatre installations, the Company signed deals for eight theatre systems during the fourth quarter, one of which remains subject to a condition. The Company signed deals for 45 theatre systems for the full year 2005, at the high end of its 40-45 signings guidance. By comparison, the Company signed deals for 36 theatre systems in 2004, and 25 in 2003.


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"In addition to delivering on our financial and operational goals, we continued
to deliver on our strategy of positioning IMAX as a profitable release window for Hollywood films, providing the Company with a strong platform from which to fulfill its long term potential," Gelfond and Wechsler continued. "We are very excited to enter 2006 with our strongest film slate ever, with five IMAX DMR(R) titles already secured for day and date release, and Deep Sea 3D set for release in March. With the probable addition of another title in the fourth quarter of 2006 we expect to have a film release every six to eight weeks in 2006, which, we believe, should be a major factor in driving theatre sales as well as recurring revenues."

IMAX will release its fourth quarter and 2005 full year financial results pre-market on Thursday, March 9, 2006.

ABOUT IMAX CORPORATION

Founded in 1967, IMAX Corporation is one of the world's leading entertainment technology companies and the newest distribution window for Hollywood films. IMAX delivers the world's best cinematic presentations using proprietary IMAX, IMAX 3D, and IMAX DMR technology. IMAX DMR (Digital Re-mastering) makes it possible for virtually any 35mm film to be transformed into the unparalleled image and sound quality of The IMAX Experience. The IMAX brand is recognized throughout the world for extraordinary and immersive entertainment experiences. As of December 31, 2005, there were 266 IMAX theatres operating in 38 countries.

IMAX(R), IMAX(R) 3D, IMAX DMR(R), IMAX(R) MPX(TM), and The IMAX Experience(R) are trademarks of IMAX Corporation. More information on the Company can be found at www.imax.com.

This press release contains forward looking statements that are based on management's assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. Important factors that could affect these statements include the timing of theatre system deliveries, the mix of theatre systems shipped, the timing of the recognition of revenues and expenses on film production and distribution agreements, the performance of films, the viability of new businesses and products, and fluctuations in foreign currency and in the large format and general commercial exhibition market. These factors and other risks and uncertainties are discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 and in the subsequent reports filed by the Company with the Securities and Exchange Commission including the Company's 10-K for the year ended December 31, 2005, scheduled to be filed in March 2006.

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For additional information please contact:

MEDIA:                                     ANALYSTS:

IMAX CORPORATION, New York                 IMAX CORPORATION, New York
Sarah Gormley                              Stephen Abraham
212-821-0155                               212-821-0100
rschutzer@imax.com

ENTERTAINMENT MEDIA:                       BUSINESS MEDIA:
Newman & Company, Los Angeles              Sloane & Company, New York
Al Newman                                  Whit Clay
310-278-1560                               212-446-1864
asn@newman-co.com                          wclay@sloanepr.com




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